UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2017
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

This information is set forth under “Item 2.02. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8400. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 26, 2017, Tupperware Brands Corporation (the "Company" or the "Registrant") issued an earnings release. A copy of the release is attached as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities

Following a review of the Company’s proposed restructuring program by the Audit, Finance and Corporate Responsibility Committee of the Company’s Board of Directors at its meeting on July 24, 2017, and pursuant to the Committee’s guidance, the Company announced today that it expects to take additional significant restructuring actions over the next two to three years to rationalize its supply chain and to adjust the cost base of several of its marketing units. These actions are in addition to the Company’s decision to wind down its Beauticontrol unit, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2017.

Related to the Beauticontrol and other restructuring actions, the Company recorded $32.6 million pretax of costs in the second quarter of 2017. In addition, it expects to record $40 to $45 million of pretax restructuring costs in the second half of 2017 and, including the 2017 amounts, a total of $100 to $110 million through 2018 or 2019, excluding related sales of excess fixed assets through which up to $35 million of proceeds are expected to be realized. Of the total $100 to $110 million in costs, the Company estimates that about 80% relates to severance and benefits, while the balance is predominantly related to costs to exit leases and other contracts, as well as write-offs of excess assets for which there are not expected to be disposal proceeds. The 2017 cash outflow related to the restructuring actions, including the wind down of Beauticontrol, is expected to be about $25 million, and including this amount, the total cash outflow in connection with the actions over time is expected to be $90 to $100 million before proceeds from the sale of fixed assets connected with the restructuring actions. The annualized benefit of these actions, once fully implemented, is expected to be approximately $35 million, with a small amount of benefit in 2017 and about two-thirds of the annualized benefit to be realized in 2018.

The cost estimates set forth in this Item 2.05, including the exhibit furnished pursuant to Item 9.01, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s expectations and plans at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual costs may differ materially from estimated costs expressed or implied by such forward-looking statements. Such risks are in addition to the other risks cited in the Company’s press releases, public statements and filings with the U.S. Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017.

Item 9.01(d) Financial Statements and Exhibits

Exhibit 99.1 Press release of Tupperware Brands Corporation dated July 26, 2017.
Tupperware Brands Reports Second Quarter Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: July 26, 2017	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Senior Vice President, General Counsel & Secretary